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              [LETTERHEAD OF BEFEC-PRICE WATERHOUSE APPEARS HERE]

                                                                    Exhibit 23.3


                             Accountants' Consent

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 21, 1996 relating to the consolidated financial statements of CarnaudMetalbox for the years ended December 31, 1995, 1994 and 1993, which report is incorporated by reference into
Item 7 (a) and appears in Exhibit 99.1 of Crown's Form 8-K filed on March 1, 1996, as amended by Amendment Nos. 1,2 and 3. We also consent to the references to us under the heading "Experts" in such Registration Statements and each related Prospectus.


Paris, November 25, 1996


Befec-Price Waterhouse

/s/ Jean-Pierre Caroff

Jean-Pierre Caroff